EXHIBIT 99.1

China Organic Agriculture Achieves Two of Three Major Exchange Listing Requirements with Appointment of Third Independent Director

      Agriculture Expert Guangwu Zhang Brings Scientific Expertise to Board of Directors and Future Product Evaluation Efforts

      Business Wire

      LOS ANGELES & LIAONING, China -- December 08, 2008

      China Organic Agriculture, Inc. (OTCBB: CNOA), an international diversified premium food products company capitalizing on China's burgeoning domestic consumer demand, today announced the completion of an important requirement for listing on a major exchange by appointing Professor Guangwu Zhang as the third independent director on CNOA's Board.

      As mentioned in the Company's strategic initiatives in October, China Organic Agriculture is seeking graduation to a higher exchange as soon as t meets listing requirements. These basic requirements include three independent directors, maintaining certain average volume levels and achieving the stock price required by the exchange on which we seek to list.

      "The appointment of a third independent director marks the completion of two out of the three basic listing requirements for China Organic Agriculture," said Jinsong Li, Chief Executive Officer. "Our only remaining requirement is increasing our share price, which has been appreciating despite current market conditions. We credit our share price increase in part to our high-growth acquisition strategy, consistent news flow and record guidance of $0.29 EPS for the full year 2008."

      Mr. Zhang brings decades of experience as an expert in the field of Agriculture. He currently holds the position of Professor of Agriculture at Shandong Agricultural University. As author of over 100 academic papers, he currently holds several prestigious appointments including Vice Committee Chairman of Cultivation Research Committee of The Crop Science Society of China as well as evaluator of National Natural Science Foundation of China.

      "China Organic is carefully constructing an extremely focused and experienced Board of Directors," said Mr. Li. "I believe Mr. Zhang's appointment brings expertise that will prove invaluable as we evaluate new products as potential additions to our list of high quality premium natural foods."

      China Organic Agriculture is in the process of transforming itself from an agricultural supply company to a leader in the trading and distribution of high quality luxury goods and premium foods throughout China and Asia.

      About China Organic Agriculture

      China Organic Agriculture is a high growth international food products company capitalizing on China's burgeoning domestic demand for premium products due to an expanding class of consumers with the ability to acquire premium food products.

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      The Company has developed an extensive distribution network throughout
China including Beijing, Shanghai and Nanjing. The Company is positioned to leverage this network to increase market penetration with broad distribution of agricultural, food and related premium products. The Company has experienced significant growth since its inception in 2002 and continues to implement a number of strategic initiatives to further expand revenues and earnings. For more information, please visit:

      www.chinaorganicagriculture.com.

      FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning future acquisitions, estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of China Organic Agriculture's products and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," and similar expressions are forward-looking statements. Although China Organic Agriculture Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those set forth in our reports filed with the Securities and Exchange Commission, together with the risks discussed in our press releases and other communications to shareholders issued by us from time to time, such as our ability to raise capital as and when required, the availability of raw products and other supplies, competition, the costs of goods, government regulations, and political and economic factors in the People's Republic of China in which our subsidiaries operate.

      Contact:

      China Organic Agriculture, Inc.
      Steve Wan, 310-441-9777
      stevewan@chinaorganicagriculture.com
      or
      Kate Ou, 646-200-6322
      kateou@chinaorganicagriculture.com
      or
      China America Financial Communications Group
      Darren Minton, 212-823-0523
      chinaorganic@cafcg.com